UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 30, 2007
(Date of earliest event reported)

First Consulting Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23651 (Commission File Number)	95-3539020 (IRS Employer Identification No.)

111 W. Ocean Boulevard, 4th Floor, Long Beach, California (Address of Principal Executive Offices)	90802 (Zip Code)
(562) 624-5200
(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 30, 2007, First Consulting Group, Inc., a Delaware corporation (“FCG”), Computer Sciences Corporation, a Nevada corporation (“CSC”), and LB Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of CSC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, CSC will acquire FCG for a purchase price of $13.00 per share in cash, without interest (the “Merger Consideration”), and Merger Sub will merge with and into FCG (the “Merger”) with FCG continuing as the surviving corporation and a wholly-owned subsidiary of CSC.
     In connection with the Merger, each issued and outstanding share of FCG common stock will be converted into the right to receive the Merger Consideration. Each option to purchase FCG common stock that is outstanding and unexercised immediately prior to the effective time of the merger will be canceled and the holder will be entitled to receive an amount of cash (without interest) equal to the product of (i) the number of shares of FCG common stock underlying such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of FCG common stock underlying such option, less applicable taxes. In addition, each FCG restricted stock unit that is outstanding immediately prior to the effective time of the Merger shall be canceled and the holder will be entitled to receive an amount of cash (without interest) equal to the product of (i) the total number of FCG common shares underlying such restricted stock unit and (ii) the Merger Consideration, less applicable withholding taxes.
     The Merger Agreement has been approved by the sole stockholder of Merger Sub and has been unanimously approved by the board of directors of each of CSC and FCG. The Merger Agreement contains customary representations and warranties between FCG, on the one hand, and CSC and Merger Sub, on the other. The parties also have agreed to certain customary covenants and agreements, including, with respect to the operation of the Company’s business between signing and closing, the non-solicitation of proposals with respect to alternative transactions, governmental filings and approvals, employee benefits and similar matters.
     The Merger Agreement contains certain termination rights for both FCG and CSC and further provides that, upon termination of the Merger Agreement under certain circumstances, FCG will be obligated to pay to CSC a termination fee equal to $10.9 million. The Merger Agreement also provides that, in the event that the Merger Agreement is terminated due to a breach by FCG of its representations, warranties or covenants, then FCG will be required to reimburse CSC for an amount not to exceed $3 million for transaction expenses incurred by CSC and Merger Sub.
     Consummation of the Merger is not subject to a financing condition, but is subject to other customary closing conditions, including the approval of FCG’s stockholders, the absence of any material adverse effect on FCG’s business and applicable regulatory approvals.
     The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about FCG. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. These representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of FCG, CSC or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

     The information set forth under Item 3.03 below is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     On October 30, 2007, FCG and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent, entered into an amendment (the “Rights Agreement Amendment”) to FCG’s Rights Agreement dated November 22, 1999 (the “Rights Agreement”). The effect of the Rights Agreement Amendment is to permit the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the separation or exercise of the Rights (as defined in the Rights Agreement) or any adverse event under the Rights Agreement.
     The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
Important Additional Information Regarding the Merger and Where to Find It:
     This filing may be deemed to be solicitation material in respect of the proposed merger of FCG and CSC. In connection with the proposed Merger, FCG will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by FCG at the SEC’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to First Consulting Group, Inc., Attention General Counsel and Corporate Secretary, 111 West Ocean Boulevard, 4th Floor, Long Beach, California 90802.
     FCG and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of FCG’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 30, 2007, by and among First Consulting Group, Inc., Computer Services Corporation and LB Acquisition Corp.

4.1	Amendment to Rights Agreement, dated as of October 30, 2007 by and between First Consulting Group, Inc. and American Stock Transfer & Trust Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONSULTING GROUP, INC.
Date: November 1, 2007	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
Senior Vice President, Corporate Affairs And General Counsel